News Release

Date:	May 8, 2025
Contact:	Natasha Drozdak
Director of Marketing & Digital Strategy
HomeTrust Bank
864.934.4449

HomeTrust Bank Further Recognized for Strong Financial Performance and as a Most Loved Workplace
Asheville, N.C., May 8, 2025 – HomeTrust Bancshares, Inc. (NYSE: HTB) (“Company”), the holding company of HomeTrust Bank (“HomeTrust” or the “Bank”), announced today that that the Bank has been named one of Forbes’ America’s Best Banks for 2025 and recognized as a Top 50 Community Bank in the 2024 S&P Global Market Intelligence annual rankings. These awards are based on key metrics assessing the overall financial performance and strength of financial institutions. This is the second consecutive year that HomeTrust has been recognized in each of these publications.
The Company was also recently included in the coveted 2025 KBW Bank Honor Roll. Only 5% of eligible banks were named to this elite group of 16 financial institutions based on their best-in-class earnings growth over the past ten years.
In addition, HomeTrust has been re-certified as a Most Loved Workplace® by Best Practice Institute (BPI) and received recognition over the past two years as a Best Place to Work by Best Companies Group in all five states they serve.
“Receiving these prestigious rankings is a continued testament to how we manage the Bank and the engagement and excitement of our HTB teammates,” said C. Hunter Westbrook, President & Chief Executive Officer. “HomeTrust set a goal to be a consistently high-performing regional community bank that is a regionally and nationally recognized ‘Best Place to Work.’ This isn’t a destination; it’s a journey. We’ll continue to create a higher standard by being relentless about improvement, embodying our fundamentals, and fostering a workplace and culture where our team members are engaged and belong.”
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2025, the Company had assets of $4.6 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 30 locations as well as online/mobile channels. Locations include: North Carolina (the Asheville metropolitan area, the “Piedmont” region, Charlotte, and Raleigh/Cary), South Carolina (Greenville and Charleston), East Tennessee (Kingsport/Johnson City, Knoxville, and Morristown), Southwest Virginia (the Roanoke Valley) and Georgia (Greater Atlanta).
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead are based on certain assumptions including statements with respect to the Company's beliefs, plans, objectives, goals, expectations, assumptions and statements about future economic performance and projections of financial items. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated or implied by forward-looking statements. The factors that could result in material differentiation include, but are not limited to, natural disasters, including the effects of Hurricane Helene; expected revenues, cost savings, synergies and other benefits from merger and acquisition activities might not be realized to the extent anticipated, within the anticipated time frames, or at all, costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected, and goodwill impairment charges might be incurred; increased competitive pressures among financial services companies; changes in the interest rate environment; changes in general economic conditions, both nationally and in our market areas; legislative and regulatory changes; and the effects of inflation, a potential recession, and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission - which are available on the Company's website at www.htb.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release or in the documents the Company files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, the factors described above or other factors that management cannot foresee. The Company does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

www.htb.com